Exhibit Number 10.5


               Employment Agreement between Stant and J.P. Reilly































                                       E-9

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                                                                 Conformed Copy

                                    EMPLOYMENT   AGREEMENT  (this   "Agreement")
                           dated as of January 21, 1997, between STANT CORPORATION, a Delaware corporation (the "Company"), and JOHN P. REILLY, an individual residing at 644 East Spruce Avenue, Lake Forest, Illinois 60045 ("Executive").


         WHEREAS the Company desires to retain the services of Executive as its President and Chief Executive Officer, and Executive has indicated his willingness to provide his services in such position on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the covenants and the agreements herein contained, the parties agree as follows:

                  1. Services, Authority and Place of Employment. During the Term of Employment (as defined in Section 3(a)), the Company shall employ Executive as its President and Chief Executive Officer, and Executive hereby accepts such employment. In his capacity as the Company's President and Chief Executive Officer, Executive shall devote substantially all his business time, attention, skill and efforts to the faithful performance of his duties hereunder and shall have the usual powers and duties vested in the office of President and Chief Executive Officer of a corporation of the size, stature and nature of the Company, responsible only to the Board of Directors of the Company (the "Board") and its stockholders. Executive shall have sufficient authority to accomplish the objectives and goals set for him by the Board of Directors. Upon commencement of the Term of Employment, the Executive shall be appointed to fill a vacancy on the Board. The Executive shall at all times conduct himself in conformity with the policies of the Company.

                  The principal place of employment shall be the Greater Chicago Area which is defined as that area which is with fifty (50) miles of the main post office of Chicago. Executive may move the executive offices of the Company from Richmond, Indiana, to a location in the Greater Chicago Area selected by Executive and approved by the Board.

                  2. Compensation. For all services to be rendered by Executive in any capacity hereunder, during the Term of Employment the Company shall pay or provide to Executive the following amounts and benefits:

                  (a) Base Salary. The Company shall pay to Executive in cash in accordance with its regular payroll practices (but not less frequently than monthly) a base salary (the "Base Salary") at the initial annual rate of $500,000, which rate shall be reviewed by the Compensation Committee of the Board (the "Committee") on or about January 1, 1998, and annually thereafter. Such salary may be increased, but not decreased, from time-to-time at the discretion of the Committee to reflect both merit and cost of living increases, and upon any such increase in the annual rate of Executive's base salary, such increased amount shall become the "Base Salary".

                  (b) Incentive Compensation. Executive shall participate in an annual incentive compensation plan for executives to be adopted by the Committee whereby Executive shall have the opportunity each year to earn a cash bonus in an amount of up to 100% of the Base Salary for such year, based upon the attainment of the Company's budgeted results which are realistically obtainable and other agreed objectives. Executive acknowledges that such compensation will be intended to qualify as performance-based compensation under Section 162
(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Tax Code"). The cash bonus provided for in this Section 2(b) shall be paid on or before the 30th day following the date of the auditor's opinion on the financial statements of the Company for the year to which the bonus relates and in no event later than six (6) months after the close of the fiscal year to which they relate. If Executive does not achieve his assigned objectives or fails to meet or exceed high job performance expectations, no payment (or a reduced payment) shall be made for this bonus component.

                  By January 31 of each year during the Term of Employment, Executive may irrevocably elect, by notice in writing to the Company, to receive all or a stated percentage of his incentive compensation, if any, for such fiscal year in the form of stock options to be issued by the Company pursuant to a plan to be established by the Board. The exercise price, vesting and exercisability conditions and valuation of such options shall be as set forth in the Company's Stock Option Plan for Directors (1993).

                  (c) Insurance;  Pension Benefits.  Executive shall participate in all insurance (including life, travel and accident, medical and dental insurance), pension, pension restoration, deferred compensation, disability, profit-sharing, retirement and other employee welfare and benefit plans maintained from time to time by the Company for its executives or salaried employees, to the extent that such executives or salaried employees participate, in accordance with their respective terms, except as may otherwise be provided herein, and provided Executive satisfies any applicable eligibility requirements therefor. The Company reserves the right to change any such welfare or benefit plan in the future, but no such change shall be applied retroactively or adversely affect benefits already accrued. Executive further acknowledges that the Company may wish to maintain insurance on his life for its benefit and agrees to submit to any physical examination which may be required in order to obtain such insurance.

                  (d) Fringe benefits: Vacation. Executive shall participate in the Company's automobile program and all other fringe benefits to the same extent as other senior executives of the Company. Executive shall be entitled to a number of paid vacation days each year as allowed under the Company's vacation policy as currently in effect which shall be no less than four (4) weeks.

                  (e) Business Travel and Other Expenses. The Company shall pay or reimburse Executive for all reasonable business travel and other business expenses incurred by Executive in the course of performing his duties under this Agreement, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Board from time to time.

                  (f) Disability. The Company shall provide Executive with a disability arrangement (the "Disability Arrangement") that will provide Executive, in the event he becomes disabled, with payments to be made in equal monthly installments of not less than 60% of the Executive's average total salary compensation (Base Salary and incentive compensation) actually earned for the three calendar years preceding the date of disability (assuming, to the extent relevant, that Executive's total salary compensation for each of calendar years 1994, 1995 and 1996 was $1,000,000); such payments to commence on the date disability is determined and end on the date of which Executive recovers from the disability, dies or attains age sixty-five (65), whichever first occurs. Such payments shall be offset by any other disability payments received by Executive under the Company's regular short-term disability program, regular long-term disability program and the Social Security Disability benefits program.

                  (g) Signing Bonus. The Company shall pay to Executive a signing bonus of $1,200,000, such amount to be paid in amounts, on dates and in a manner to be agreed between the Company and Executive, and any amount thereof not paid within thirty (30) days after commencement of employment shall bear interest at the rate of eight percent (8%); provided, however, that such amount shall be paid in full no later than twelve (12) months after Executive's termination of employment hereunder and shall be structured in a manner that to the greatest extent possible the payment is tax deductible to the Company.

                  (h) Stock Options. On the date of execution of this Agreement, the Company shall grant to Executive under the Company's 1993 Stock Option Plan for Key Employees, as amended from time to time (as so amended, the "1993 Stock Option Plan"), non-qualified options covering 300,000 shares of common stock of the Company. Such options shall vest in equal installments on the first, second and third anniversaries of the date of grant and shall be exercisable for 10 years, subject in all cases to the terms of the 1993 Stock Option Plan. Each such option shall have a "Fair Market Value" (determined in accordance with the 1993 Stock Option Plan) as of January 21, 1997. The Company shall not announce publicly that it is entering into this contract with Executive until after the close of trading of the stock of the Company on January 21, 1997.

                  (i)  Deferred  Benefits.  Upon  commencement  of the  Term  of
Employment, the Company shall credit $250,000 to an account established on Executive's behalf (the "Account"). The Account shall be hypothetically invested in a mutual fund or funds to be designated in writing by Executive (the "Funds") until the Termination Date (as defined in Section 3(a)), and credited or debited with the income, gains or losses of the Fund before the Termination Date. As soon as reasonably practicable after the Termination Date, Executive shall receive a lump sum, cash distribution of the amount credited to the Account as of the Termination Date. Executive shall have no right to receive any amount credited to the Account until the Termination Date and shall be an unsecured creditor of the Company with respect to any amount credited to the Account on his behalf.

                  3. Term of Employment and Termination. (a) Term of Employment. The Term of Employment shall be the period of time which begins on January 22, 1997, or ninety (90) days thereafter if the current employer of Executive does not waive its ninety (90) day termination clause, and ends on the date (the "Termination Date") that is the earliest of (i) the date of Executive's death,
(ii) January 31, 2000 (provided that such date shall automatically be extended for successive one year periods unless at least 60 days prior to January 31, 2000, or any successive January 31, the Company or Executive gives written notice to the other of its or his desire that the Term of Employment expire on such January 31), and (iii) the effective date of any termination of the Term of Employment as provided for in this Agreement.

                  (b) Termination by the Company for Good Cause. The Company may terminate the Term of Employment at any time for Good Cause (as defined in Section 3(c)). The Company shall notify (the "Good Cause Notice") Executive in writing at least 30 days in advance of any proposed termination for Good Cause (which Good Cause Notice shall state the Good Cause for which Executive is proposed to be dismissed in such detail as to permit a reasonable assessment by Executive of the bona fides thereof). During such notice period Executive shall have the opportunity to cure any breach if the same is capable of being cured.

                  (c) Definition of Good Cause. For purposes of this Agreement, the term "Good Cause" shall mean:

                (i) a material breach by Executive of his obligations under this Agreement,

                (ii) material misconduct by Executive in respect of such obligations,

                (iii) Executive's engaging in conduct that is immoral or illegal or that brings Executive or the Company or any of its direct or indirect subsidiaries (collectively, the "Stant Group") into disrepute or otherwise damages the business of the Stant Group (as determined in the good faith judgment of the Board of Directors), or

                (iv) Executive's commission of an act of dishonesty or a felony,

which in any event is not cured by Executive prior to the effective date of the termination of the Term of Employment referred to in the Good Cause Notice; provided, however, that Good Cause shall not include (a) bad judgment or negligence, (b) any act or failure to act by Executive believed in good faith by him to have been in or not opposed to the interests of the Stant Group, and (c) any act or failure to act by Executive in respect of which a determination could properly be made that Executive met the applicable standard of conduct described for indemnification or reimbursement or payment of expenses under the Delaware Corporation Law, or the By-laws or Restated Certificate of Incorporation of the Company, or the Company's directors' and officers' liability insurance.

                  (d) Termination by the Company for Convenience. Subject to the Company's obligations to pay or provide certain amounts and benefits pursuant to
Section 4(b), the Company may terminate the Term of Employment at any time for its convenience by written notice to Executive.

                  (e) Termination by Executive for Convenience. Executive may terminate the Term of Employment at any time for Executive's convenience, including his election to retire at any time, upon a minimum of 90 days' prior written notice to the Company. The Company shall have the option of waiving all or part of Executive's services during all or part of such notice period; provided, however, that until the end of such notice period (i) the Company shall continue to pay or provide to Executive the amounts and benefits described in Section 2 and (ii) Executive shall continue to be an "employee" of the Company or one of its subsidiaries and shall not commence active employment with another employer.

                  In the event a purported termination of the Term of Employment by Executive because of an Event of Termination is, for any reason, found to be invalid, erroneous or incorrect, such termination shall be treated as a termination by Executive for Executive's convenience pursuant to this Section 3(e).

                  (f) Termination for Disability. In the event of Executive's Disability (as defined below), his employment with the Company shall be deemed terminated for purposes of this Agreement as of the end of the calendar month in which such Disability occurs. For purposes of this Agreement, "Disability" shall be deemed to have occurred if (i) Executive shall be unable to perform his duties on an active full-time basis by reason of disability or impairment of health for a period of at least 180 consecutive calendar days or (ii) the Company shall have received a certificate from a physician reasonably acceptable to both the Company and the Executive (or his representative) to the effect that the Executive is incapable of reasonably performing services under this Agreement in accordance with past practices.

                  (g) Termination by Executive for Good Reason. Executive may terminate his employment under this Agreement for Good Reason, in which event the Company shall still have the same obligations to Executive under this Agreement as provided for in Section 4(b).

                  "Good Reason" shall mean:

                           (a) Without Executive's express written consent, the assignment to Executive of any duties inconsistent with his positions, duties, responsibilities and status with the Company set forth in this Agreement, or a change in his reporting responsibilities, title or offices set forth in this Agreement, or any removal of Executive from or any failure to re-elect him to any of such positions, except in connection with the termination of his employment;

                           (b) A reduction in Executive's Base Salary or material reduction in benefits or a material breach of the Company's obligations undertaken in this Agreement (after the Company has received written notice of such breach and a reasonable opportunity to cure);

                           (c) In the event of the occurrence of a Change in Control, upon the occurrence thereafter of one or more of the following events:

                                    (i)  Any  termination  by  the  Company  for
                           convenience of the employment of Executive pursuant to Section 3(d) within three (3) years after a Change in Control; or

                                    (ii) The  occurrence of any of the following
                           events  within  three  (3)  years  after a Change  in
                           Control:

                                    (A) Failure to elect or re-elect  Executive,
                           or removal of Executive , as a Director of the Company (or any successor thereto),

                                    (B) A  significant  adverse  change  in  the
                           nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which Executive had immediately prior to the Change in Control, a reduction in the aggregate of Executive's Base Pay and Incentive Pay received from the Company, or the termination of Executive's rights to any Executive Benefits to which he was entitled immediately prior to the Change in Control or a reduction in scope or value thereof without the prior written consent of Executive, any of which is not remedied within ten
                           (10) calendar days after receipt by the Company of written notice from Executive of such change, reduction or termination, as the case may be;

                                    (C) A  determination  by  Executive  made in
                           good faith that as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, he has been rendered substantially unable to carry out, or has been substantially hindered in the performance of, any of the authorities, powers, functions, responsibilities or duties attached to his position immediately prior to the Change of Control, which situation is not remedied within ten (10) calendar days after receipt by the Company of written notice from Executive of such determination; or

                                    (D) The  liquidation,  dissolution,  merger,
                           consolidation or reorganization of the Company or transfer of all or a significant portion of its business and/or assets unless the successor or successors (by liquidation, merger, consolidation, reorganization or otherwise) to which all or a significant portion of its business and/or assets have been transferred directly or by operation of law) shall have assumed all duties and obligations of the Company under this agreement; or

                           (d) Subsequent to a Change in Control of the Company, the failure by the Company to obtain the assumption of the obligation to perform the Agreement by any successor as contemplated herein or otherwise.

         Change in Control. For purposes of this Agreement, a "Change in Control" shall have occurred if at any time during the term of Executive's employment hereunder, any of the following events shall occur:

                  (i) The Company is merged, or consolidated, or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 51% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting securities of the Company immediately prior to such transaction;

                  (ii) Company sells all or substantially all of its assets or any other corporation or other legal person and thereafter, less than 51% of the combined voting power of the then-outstanding voting securities of the acquiring or consolidated entity are held in the aggregate by the holders of voting securities of the Company immediately prior to such sale;

                  (iii) There is a report filed after the date of this Agreement on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than Bessemer Capital Partners L.P. ("BCP") or any person affiliated with BCP (BCP and all such persons being, collectively, "Bessemer"), has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) representing both (a) 30% or more of the combined voting power of the then-outstanding voting securities of the Company and (b) a greater percentage of the combined voting power of the then outstanding voting securities of the Company held by Bessemer;

                  (iv) The Company shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to item 1 of Form 8-K thereunder (or any successor schedule, form or report or item therein) that the change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                  (v) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election to the nomination for election by the Company's shareholders of each director of the company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of such period.


                  4. Payments upon Termination of Term of Employment. When the Term of Employment terminates, Executive shall be entitled to the amounts and benefits provided in this Section 4 and no others:

                  (a) Termination by Company for Good Cause or by Executive for His Convenience or Expiration. If the Term of Employment is terminated by the Company for Good Cause pursuant to Section 3(b) or by Executive for his convenience pursuant to Section 3(f) or if the Term of Employment expires pursuant to Section 3(a)(ii), the Company shall:

                  (i) continue to pay or provide to Executive the amounts and benefits described in Section 2 until the Termination Date;

                  (ii) not later than the fifth business day following the Termination Date, pay Executive in cash an amount equal to any accrued but unpaid vacation pay;

                  (iii) as soon as such amount can be computed and, in any event, not later than the 60th business day following the Termination Date, pay Executive in cash an amount equal to any earned but unpaid compensation under any incentive compensation plan in which Executive participated during the Term of Employment for all calendar years ended during the Term of Employment;

                  (iv) provide any rights or benefits to which Executive may be entitled under COBRA; and

                  (v) provide, in accordance with the terms of any such plan, any rights or benefits to which Executive may be entitled under any tax qualified or non-tax qualified welfare or retirement plan of the Stant Group, including the Company's Pension Restoration Plan.

                  (b) Termination by Company for Its Convenience or by Executive for Good Reason. If the Term of Employment is terminated by the Company for its convenience pursuant to Section 3(e) or by Executive for Good Reason pursuant to
Section 3(g), the Company shall:

                  (i) continue to pay or provide to Executive the amounts and benefits described in Section 2 until the Termination Date;

                  (ii) not later than the fifth business day following the Termination Date, pay Executive in cash an amount equal to any accrued and unpaid vacation pay;

                  (iii) as soon as such amount can be computed and, in any event, not later than the 60th business day following the Termination Date, pay Executive in cash an amount equal to any earned but unpaid compensation under any incentive compensation plan in which Executive participated during the Term of Employment for all calendar years ended during the Term of Employment;

                  (iv) provide any rights or benefits to which Executive may be entitled under COBRA;

                  (v) provide, in accordance with the terms of any such plan, any rights or benefits to which Executive may be entitled under any tax-qualified or nontax-qualified welfare or retirement plan of the Stant Group, including the Company's Pension Restoration Plan; and

                  vi) pay Executive the Base Salary in effect at the Termination Date (payable not less frequently than monthly) from the Termination Date through the last day of the 24th complete calendar month following the Termination Date (the "Twenty-Four Month Benefit Termination Date"); provided, however, that the amount payable pursuant to this clause (vi) shall be subject to dollar-for-dollar reduction for base salary earned from any other employer (Executive being under no obligation to mitigate these payments).

                  (c) Limitation of Amounts/Benefits. The amounts and benefits to be paid or provided to Executive pursuant to Section 4(b) (the "Severance Benefit") shall be reduced as described below if the Company would, by reason of
Section 280G of the Tax Code, not be entitled to deduct for federal income tax purposes any part of the Severance Benefit or any part of any other payment or benefit to which Executive is entitled under any plan or program. For the purposes of this Agreement, the Company's independent auditors shall determine the value of any deferred payments or benefits in accordance with the principles of Section 280G of the Tax Code, and tax counsel selected by the Company's independent auditors and acceptable to the Company shall determine the deductibility of payments and benefits to which Executive is entitled. The Severance Benefit shall be reduced only to the extent required, in the opinion of such tax counsel, to prevent such nondeductibility for Federal income tax purposes of any part of the remaining Severance Benefit and other payments and benefits to which Executive is entitled. The Company shall determine which elements of the Severance Benefit shall be reduced to conform to the provisions of this Section 4(c). Any determination made by the Company's independent auditors or by tax counsel pursuant to this Section 4(c) shall be conclusive and binding on Executive. Notwithstanding the foregoing, there shall be no reduction in the Severance Benefit except to the extent that the Company determines (based upon advice of independent auditors or tax counsel, and after consultation with and concurrence by Executive) that such reduction shall increase the after-tax amount of the Severance Benefit to Executive.

                  (d) Death. In the event of termination of Executive's employment by reason of Executive's death, and in addition to its obligations under any plan or program offered to Executive that provides for payments or benefits after his death, the Company shall:

                  (i) continue to pay the Base Salary through the last day of the second month following the month in which Executive's death occurs (the "Second Month Benefit Termination Date");

                  (ii) as soon as such amount can be computed and, in any event, not later than the 60th business day after the Termination Date, pay any earned but unpaid incentive compensation under any plan for all calendar years ended during the Term of Employment plus earned but unpaid compensation under such plan for the year in which Executive's death occurs;

                  (iii) continue to provide to the members of the immediate family of the deceased Executive medical and dental insurance coverage on the same basis that such coverage was provided immediately prior to the Executive's death until the Second Month Benefit Termination Date; and

                  (iv) provide any rights or benefits to which members of Executive's immediate family may be entitled under COBRA, it being the intent of the parties to this Agreement that any such rights and benefits shall relate to the period of time immediately subsequent to the Second Month Benefit Termination Date.

                  The payments to be made under this Section 4(d) shall be made to the person or persons last designated as recipients of such payments by Executive in written notice filed with the Company or, absent such designation, to Executive's estate.

                  (e) Disability. In the event of termination of Executive's employment by reason of Disability, Executive shall be entitled to continuation of the Base Salary until the earlier of (i) the date six months following the date Executive became disabled and (ii) the date benefits to Executive commence under the Company's Long Term Disability Plan (or would have commenced if Executive had elected to participate in such plan). In addition to the foregoing, Executive shall also receive under this Section 4(e) his prorated annual bonus through the date Disability is determined.

                  (f) Death During Separation Period. In the event Executive dies while receiving or entitled to any amount or benefit under Section 4(a) or 4(b), all payments thereunder shall immediately cease.

                  (g) No Duty to Seek Employment. Executive shall not be under any duty or obligation to seek or accept employment at any time subsequent to the Termination Date, and except as specifically provided under Section 4(b), no such other employment, if obtained, or compensation or benefits payable in connection therewith, shall reduce any amounts or benefits to which Executive is entitled hereunder.

                  (h) Notice of New Employment. If Executive commences full time employment any employer other then a member of the Stant Group prior to the Twenty-Four Month Benefit Termination Date, then Executive shall provide the Company with written notice of such employment no later than the first day of the calendar month immediately following the date on which Executive commences such employment.

                  5. No Other Severance; General Release of the Stant Group. In consideration for the amounts and benefits due Executive under Section 4, and as a condition of receiving any such amounts or benefits, Executive shall:

                  (a) not be entitled to any payments or benefits under any severance policy of general application to executives or salaried employees of the Company; and

                  (b) deliver to the  Company a general  release  (the  "General
Release") releasing each member of the Stant Group and the present and former directors, officers, employees and assigns of any such person (collectively the "Releasees") from any and all liability which the Releasees or any one or more of them had or have or may in the future have to Executive or Executive's successors, heirs, executors and administrators with respect to any and all actions, suits, contracts, agreements, damages and claims of any kind whatsoever, in law or in equity, including any and all claims arising out of or relating in any way whatsoever to the employment of Executive by any of the Releasees; provided, however, that the General Releases shall not release the Company from any of its obligations under this Agreement. The General Release shall be in such different or other form as the Company in its reasonable discretion shall consider necessary or appropriate to ensure the full enforceability of the General Release under applicable Federal, state and local laws.

                  6. Trade Secrets. Executive recognizes that, by reason of his employment hereunder, he may have acquired or shall in the future acquire confidential information which belongs to or concerns one or more members of the Stant Group ("Confidential Information"). Accordingly, Executive agrees that he shall not, directly or indirectly, except to the extent required by law or after obtaining the written consent of the Board, disclose, or use for his own benefit, any Confidential Information that Executive has learned by reason of his association with the Stant Group or use any such information to the detriment of the Stant Group. For purposes of this Section 6, the term "Confidential Information" shall include all information not publicly available relating to the activities, operations, finances, products and services of the Stant Group, including plans, processes, research, programs, ideas, marketing and sale of product information, customer information, costs, pricing, trade secrets and other intellectual property. Executive shall deliver to the Company at the termination of the Term of Employment, or at any other time the Company may request, all memoranda, notes, plans, records, financial data and projections, reports and other documents (and copies thereof) relating to the business of the Stant Group which he may then possess or have under his control. The agreement of Executive as set forth in this Section 6 shall survive the termination of this Agreement.

                  7. Inventions. (a) Assignment of Inventions. Executive will assign and hereby does assign to the Company his entire right, title and interest in the following inventions and developments, whether patentable or unpatentable, which Executive makes or conceives or reduces to practice, solely or jointly with others:

                  (i) inventions and developments made or conceived or reduced to practice at any time during Executive's employment by any member of the Stant Group, whether during working hours or not, which relate in any way to products manufactured or business conducted by any member of the Stant Group at any time during the period of Executive's employment or which in any other way relate to any subject matter with which Executive's work for any member of the Stant Group is concerned;

                  (ii) inventions and developments made or conceived or reduced to practice at any time during, before or after Executive's employment by any member of the Stant Group that were made or conceived or reduced to practice with the use of the time, materials or facilities of any member of the Stant Group; and

                  (iii) inventions and developments made or conceived or reduced to practice by Executive during the six month period following the Termination Date and that directly or indirectly result from work initiated, conducted, observed or contemplated during Executive's employment by any member of the Stant Group.

                  (b) Disclosure of Inventions. Executive will promptly disclose in writing to the Company each invention and development of the type set forth in Section 7(a).

                  (c) Assistance. Both during and after Executive's employment by the Stant Group, and without charge to the Stant Group but at the Stant Group's expense, Executive shall do all such acts and execute, acknowledge and deliver all papers considered by the Stant Group to be reasonably necessary or advisable for obtaining patents in the United States and any other country for inventions and developments of the type described in Section 8(a) and for vesting or evidencing title to such inventions and developments and to such patents in the Company or its nominee. Executive shall also give all reasonable assistance to the Stant Group in any litigation or controversy involving such inventions; provided, however, that should such services be rendered after the Term of Employment, reasonable compensation shall be paid to Executive upon a per diem basis.

                  8. Noncompete. If the Term of Employment is terminated by the Executive pursuant to Section 3(e) or by the Company pursuant to Section 3(b), for a period of six (6) months after the Termination Date, Executive shall not:
(i) directly or indirectly engage in any business substantially similar to the business conducted by the Stant Group in any geographical area in which the Stant Group conducts such business; (ii) participate in the sale to any customer of the Stant Group of products which are substantially similar to those sold to such customer by the Stant Group; (iii) have any significant interest, directly or indirectly, in any such business; provided, however, that nothing herein will prevent Executive from owning in the aggregate not more than 5% of the outstanding stock of any class of a corporation that is publicly traded, so long as Executive has no participation in the management of such corporation; or (iv) directly or indirectly solicit or induce any employee of the Stant Group to terminate his or her employment with the Stant Group or otherwise interfere with such employee's employment relationship with the Stant Group.

                  9. Tax Preparation and Legal Fees. The Company shall provide Executive with tax preparation services annually and shall reimburse Executive his reasonable legal fees for the negotiation and enforcement of this agreement.

                  10. Representations and Warranties.Executive hereby represents and warrants that he is not prohibited from either entering into this Agreement or fully performing any or all of his obligations hereunder.

                  11. Assignment and Delegation. Executive may not without the Company's written consent thereto assign, transfer or convey his rights or obligations under this Agreement. This Agreement and all the Company's rights and obligations hereunder may be assigned or transferred by it, in whole but not in part, to and shall be binding upon and inure to the benefit of any successor of the Company, but such assignment by the Company shall not relieve it of any of its obligations hereunder. As used herein, the term "successor" shall mean any business entity that at any time by merger, consolidation or otherwise shall have acquired all or substantially all the business and assets of the Stant Group.

                  12. Amendments. No alteration, amendment, change or addition hereto shall be binding or effective unless the same is set forth in a writing that is signed by each party hereto.

                  13. Partial Invalidity. If the final judgment of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such judgment may be perfected, that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  14. Notices. All communications, notices and consents provided for herein shall be in writing and be given in person or by means of facsimile or other means of wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type) or by mail or overnight delivery service, and shall become effective (i) on delivery if given to a person, (ii) on the date of transmission if sent by facsimile or other means of wire transmission, or (iii) four business days after being deposited in the United States mails, with proper postage and documentation, for first-class registered or certified mail, prepaid. Notices shall be addressed as follows:

                  (a) if to Executive, to:

                           John P. Reilly
                           644 East Spruce Avenue
                           Lake Forest, Illinois 60045

                           Facsimile number: (847) 234-4239

                  (b) if to the Company, to:

                           Stant Corporation
                           425 Commerce Drive
                           Richmond, Indiana 47374
                           Attention of Anthony W. Graziano, Vice President  and
                                    General Counsel, and Secretary
                           Facsimile number: (317) 962-0314

provided, however, that if any party shall have designated a different address by notice given in accordance with this Section 13 to the other party to this Agreement, then the last address so designated shall control.

                  15. Waivers. A waiver by either party of any breach of any provision of this Agreement shall not be deemed to constitute a waiver of any preceding or subsequent breach of the same or any other provision of this Agreement.

                  16. Governing Law. All matters respecting this Agreement, including the validity thereof, are to be governed by, and interpreted, construed and enforced in accordance with, the internal (and not conflict) laws of the State of Indiana.

                  17. Consent to Jurisdiction: Availability of Temporary Restraining Orders and Injunctions. Executive hereby expressly and irrevocably
(i) agrees that the Company may bring any action, whether at law or in equity, arising out of or based upon this Agreement in the State of Indiana or in any Federal court therein, (ii) consents to personal jurisdiction in any such court and to accept service of process in accordance with the provisions of the laws of the State of Indiana, or of the State of Illinois and (iii) agrees that in addition to any other remedy provided at law or in equity, the Company shall be entitled to a temporary restraining order and both preliminary and permanent injunctions restraining Executive from violating any of the provisions of
Section 6, 7 or 8.

                  18. Supersedes Prior Agreements: Entire Agreement. This Agreement automatically terminates, supersedes and replaces any and all other agreements, promises, understandings and arrangements, whether written or oral, express or implied, between Executive and any member of the Stant Group relating to Executive's employment or conditions of employment (except any pre-existing contractual obligations of Executive concerning confidentiality or assignment of patents, inventions, ideas or intellectual property). This instrument contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be changed orally but only by agreement in writing signed on behalf of the Company by the President.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement, as of the date and year first above written.

                                            STANT CORPORATION

                                            By  Ward W. Woods
                                               --------------
                                               Chairman, Board of Directors


                                            EXECUTIVE

                                            John P. Reilly
                                            -----------------
                                            John P. Reilly